UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

VIRTUSA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Rd Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 389-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed in the Current Report on Form 8-K filed on September 11, 2020 with the Securities and Exchange Commission (“SEC”) by Virtusa Corporation (the “Company”), a Delaware corporation the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on September 9, 2020 with Austin HoldCo Inc. (“Parent”), a Delaware corporation and entity affiliated with Baring Private Equity Asia Limited (“BPEA”) and majority owned by BPEA, and Austin Bidco Inc. (“Sub”), a Delaware corporation and a wholly owned subsidiary of Parent. On February 11, 2021, pursuant to the terms and conditions of the Merger Agreement Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the consummation of the Merger, on the Closing Date (as defined in the Merger Agreement), the Company terminated the Amended and Restated Credit Agreement, dated as of February 6, 2018, as amended, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders party thereto, and all obligations outstanding thereunder (other than customary obligations and other obligations subject to customary cash collateralization arrangements) were paid off in full and extinguished by the Company, and any guarantees, liens and other security in connection therewith were terminated and/or released, as applicable.

Item 2.01 Completion of Acquisition or Disposition of Assets

Merger Agreement

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated by reference into this item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (the “Company Common Stock”) issued and outstanding (other than (i) shares held by the Company as treasury stock or owned by Parent or Sub and (ii) shares held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares (collectively, the “Excluded Shares”)) were cancelled and automatically converted into the right to receive cash in an amount equal to $51.35 per share, without interest and net of any withholding of taxes thereon (the “Merger Consideration”). Pursuant to the Merger Agreement, immediately prior to the Effective Time, all issued and outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Company Series A Preferred Stock”) were converted into shares of Company Common Stock at the then applicable Conversion Rate (as defined in the Certificate of Powers, Designations, Preferences and Rights of the Company Series A Preferred Stock (the “Preferred Stock Certificate of Designation”)) and the shares of Company Common Stock into which such shares of Company Series A Preferred Stock were converted were cancelled and automatically converted into the right to receive the Merger Consideration.

I. Closing Stock Award Payments: At the Effective Time by virtue of the consummation of the Merger and without any action required on the part of the holders thereof, the Closing Company Stock Awards (as defined in the Merger Agreement) (i.e., certain Company Stock Options, Company RSU Awards, Company Five-Year PSU Awards, and Company PRSU Awards (each as defined in the Merger Agreement), which are vested or will be subject to accelerated vesting in connection with the Merger) shall, immediately prior to the Effective Time, be cancelled and extinguished and, in exchange therefor, each holder of such Closing Company Stock Award shall have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to the Closing Company Stock Awards held by such holder (it being agreed that for each Closing Company Stock Award subject to performance-based vesting conditions, the aggregate number of shares of Company Common Stock subject to such award will be deemed to be the target number of shares set forth in the applicable award agreement) immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise or purchase price of such Closing Company Stock Award immediately prior to such cancellation, net of applicable withholding taxes and without interest.

II. Cash Replacement Award Payments:

At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, each Assumed Company Stock Award (as defined in the Merger Agreement) (i.e., any Company Stock Options, Company RSU Awards, Company Five-Year PSU Awards, and Company PRSU Awards that are not Closing Company Stock Awards) shall, immediately prior to the Effective Time, be cancelled and replaced with a conditional right for the applicable holder (each, a “Cash Replacement Award”) to receive an amount in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to the Assumed Company Stock Award held by such holder (it being agreed that for each Assumed Company Stock Award subject to performance-based vesting conditions, the aggregate number of shares of Company Common Stock subject to such award will be deemed to be the target number of shares set forth in the applicable award agreement and such awards will no longer be subject to any performance-based vesting conditions) immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise or purchase price of such Assumed Company Stock Award immediately prior to such cancellation, net of applicable withholding taxes and without interest (such amounts, the “Cash Replacement Award Payments”).

Each Cash Replacement Award will be subject to the same terms and conditions (including time-based vesting terms) that apply to the Assumed Company Stock Award that it has replaced (other than terms that are no longer applicable by virtue of the Merger, as determined by Parent in its reasonable judgment); provided, however, that any outstanding Cash Replacement Award will accelerate and vest in full (and the corresponding Cash Replacement Award Payment will become payable) upon the earliest of (i) the original applicable time-based vesting date, (ii) the date that is twelve (12) months following the Closing Date (the “Retention Date”), subject to the applicable holder’s continued employment with the Company or the applicable Company Subsidiary through the Retention Date and (iii) the date that such holder’s employment is terminated by the Company or the applicable Company subsidiary without Cause (as defined in the Merger Agreement) or by such holder for Good Reason (as defined in the Merger Agreement), if applicable, in either case prior to the Retention Date (in either case, a “Qualifying Termination”).

In the event that a Cash Replacement Award holder’s employment with the Company or its applicable Company Subsidiary terminates for any reason prior to the original time-based vesting date or the Retention Date, as applicable, and such termination does not constitute a Qualifying Termination, any then-outstanding portion of such holder’s Cash Replacement Award will be automatically forfeited for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 11, 2021, in connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ suspend trading of the Company Common Stock prior to the commencement of trading on NASDAQ on the Closing Date and file with the SEC a Notification of Removal from Listing and Deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 (the “Form 25”) to remove the Company Common Stock from listing on NASDAQ and deregister the Company Common Stock pursuant to Section 12(b) of the Exchange Act, which Form 25 was filed on February 11, 2021. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the shares of Company Common Stock and the termination of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

3.03 Material Modification to Rights of Security Holders

The information contained in the Introduction to, and items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this item 3.03.

At the Effective Time, each holder of the Company Common Stock issued and outstanding immediately prior to the Effective Time (including any holders of Company Series A Preferred Stock who converted such shares of Company Series A Preferred Stock into shares of Company Common Stock), other than holders of Excluded Shares, ceased to have any rights as a stockholder of the Company (other than the rights to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01 Change in Control of Registrant

The information contained in the Introduction to, and items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this item 5.01.

At the Effective Time of the Merger, a change in control of the Company occurred.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in the Introduction to and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Departure and Election of Certain Directors

In accordance with the Merger Agreement, at the Effective Time, each of Izhar Armony, Kris Canekeratne, Joseph Doody, Deborah C. Hopkins, Rowland T. Moriarty, Barry R. Nearhos, Abidali Neemuchwala, Patricia Morrison, Vikram S. Pandit and Al-Noor Ramji resigned from his or her position as a director of the Company and Kirti Hariharan and Ezekiel Arlin, as directors of Sub as of immediately prior to the Effective Time, became the directors of the Company. The board of directors of the Company may eventually be reconstituted.

Appointment of Certain Officers

In accordance with the Merger Agreement, at the Effective Time, each of the Company’s executive officers immediately prior to the Effective Time remained the executive officers of the Company at the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety.  A copy of the amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 9, 2021, Parent withdrew its application before the Australian Foreign Investment Review Board (“FIRB”) with respect to the Merger, as the Company, Sub and Parent believe obtaining FIRB’s approval with respect to the Merger is no longer required on a mandatory basis following amendments to the Foreign Acquisitions and Takeovers Act 1975 (Cth) and related regulations that apply to the Merger as of January 1, 2021.

In connection with the withdrawal of Parent’s application before FIRB, the Company and Parent waived a certain condition to the closing of the Merger.

On February 11, 2021 the Company issued a press release announcing the matters described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 9, 2020, by and among Virtusa Corporation, Austin HoldCo Inc. and Austin BidCo Inc. (incorporated by reference to Exhibit 2.1 to Virtusa Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2020)(1)
3.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on February 11, 2021, of Virtusa Corporation.
99.1	Press Release regarding Merger dated February 11, 2021.
(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021	VIRTUSA CORPORATION

	By:	/s/ Kris Canekeratne
Name: Kris Canekeratne
Title: Chief Executive Officer